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                                                                    EXHIBIT 99.1

           Letter to DTC Participants Regarding the Offer to Exchange

          Any and All Outstanding 12.50% Senior Secured Notes due 2006

                                       for

                      12.50% Senior Secured Notes due 2006

                                       of

                        Tri-Union Development Corporation


           Which Have Been Registered under the Securities Act of 1933
              Pursuant to the Prospectus dated ______________, 2001

       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON
           ________, 2001 UNLESS EXTENDED (SUCH TIME AND DATE, AS THE
                   SAME MAY BE EXTENDED FROM TIME TO TIME, THE
             EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME
                          PRIOR TO THE EXPIRATION DATE.

DTC PARTICIPANTS MUST RETURN THE ENCLOSED CLIENT INFORMATION SHEET (TO BE COMPLETED BY THE BENEFICIAL HOLDERS) TO THE EXCHANGE AGENT.

                                                                          , 2001
                                                   -----------------------
To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:


         Tri-Union Development Corporation ("Tri-Union") is enclosing herewith the material listed below in connection with its offer to exchange new 12.50% Senior Secured Notes due 2006 ("New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of its outstanding 12.50% Senior Secured Notes due 2006 (the "Old Notes"), upon the terms and subject to the conditions set forth in the prospectus, dated _______________, 2001 (the "Prospectus"), and in the accompanying Letter of Transmittal (the "Letter of Transmittal") which together constitute the "Exchange Offer." Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Prospectus.


         Enclosed herewith are copies of the following documents:


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         1. The Prospectus;

         2. The Letter of Transmittal for your use and for the information of your clients, together with guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup Federal income tax withholding;

         3. The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Old Notes and all other required documents cannot be delivered to the exchange agent prior to the Expiration Date;


         4. A form of letter which MUST be sent to your clients for whose account you hold Old Notes in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer and a Client Information Sheet related to certain state jurisdictional issues (NOTE: THIS CLIENT INFORMATION SHEET MUST BE COMPLETED BY THE BENEFICIAL HOLDER AND RETURNED BY YOU TO THE EXCHANGE AGENT); and


         5. A return envelope addressed to the exchange agent.

         DTC Participants will be able to execute tenders and deliver consents through the DTC Automated Tender Offer Program.


         PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ________________, 2001, UNLESS EXTENDED BY TRI-UNION. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE CLIENT INFORMATION SHEET, TO BE FILLED OUT BY YOUR CLIENT, MUST BE RETURNED TO THE EXCHANGE AGENT.


         You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

         Additional copies of the enclosed materials may be obtained from the exchange agent, at the address and telephone numbers set forth in the Prospectus and the Letter of Transmittal.

                                       Very truly yours,

                                       Tri-Union Development Corporation

                                   ----------


NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF TRI-UNION OR THE EXCHANGE AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER NOT CONTAINED IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.




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DTC PARTICIPANTS MUST RETURN THE CLIENT INFORMATION SHEET CONTAINING IMPORTANT
INFORMATION RELATED TO STATE JURISDICTIONAL ISSUES TO THE EXCHANGE AGENT.




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